Press Release

Cusip # 13874810
Trading Symbol: OTC BB CWPC
CANWEST PETROLEUM CORPORATION ANNOUNCES INCREASE IN FLOW THROUGH SHARE OFFERING

Calgary, Alberta - Thursday, June 22, 2006 - CanWest Petroleum Corporation is pleased to announce that it has increased the size of the previously announced flow-through share offering from Cdn.$25,000,000 to Cdn.$35,640,000, at a price of US$5.95 or Cdn.$6.60 per share, for a total of 5,400,000 shares. The size of the offering was increased in order to expand exploration and drilling on Oilsands Quest Inc.'s permit lands. Closing of the marketed best efforts private placement is expected to occur in early July 2006.

The Flow-Through Shares have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), or the laws of any state of the United States, and may not be offered or sold in the United States or to "U.S. persons" (as such term is defined in Regulation S under the Securities Act) absent registration or an applicable exemption from registration.

For further information, contact:

Jonathan Buick:
Toll Free: 877-748-0914, Office: 416-915-0915
Email:   jbuick@buickgroup.com
Website: www.canwestpetroleum.com

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, including but not limited to economic, competitive, governmental and technological factors effecting the Company's operations, markets, products and prices and other factors discussed in the Company's various filings with the Securities and Exchange Commission.